                                                                    Exhibit 20.3



                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A
                      Statement  To  Certificateholders


- -------------------------------------------------------------------------------
Distribution Date:                        May 15, 1996
- -------------------------------------------------------------------------------

LOAN GROUP 1 PRINCIPAL BALANCE:                               321,008,747.37
TOTAL PRINCIPAL:                                                2,968,949.80
PREPAYMENTS:                                                    2,461,102.50
NET LIQUIDATION PROCEEDS:                                               0.00
TOTAL INTEREST:                                                 1,695,518.90

LOAN GROUP 2 PRINCIPAL BALANCE:                                98,684,836.76
TOTAL PRINCIPAL:                                                  612,352.70
PREPAYMENTS:                                                      457,527.38
NET LIQUIDATION PROCEEDS:                                               0.00
TOTAL INTEREST:                                                   429,386.41


CLASS A-1 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                                         0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                                         0.00



SUBSTITUTION AMOUNTS GROUP 1:                                           0.00
LOAN PURCHASE PRICES GROUP 1:                                           0.00

SUBSTITUTION AMOUNTS GROUP 2:                                           0.00
LOAN PURCHASE PRICES GROUP 2:                                           0.00




RESERVE ACCOUNT BALANCE:                                       14,235,761.93

INSURED PAYMENT GROUP 1:                                                0.00
INSURED PAYMENT GROUP 2:                                                0.00


SERVICING FEES DUE GROUP 1:                                       129,521.54
SERVICING FEES DUE GROUP 2:                                        35,849.42


GUARANTEE FEES DUE GROUP 1:                                             0.00
GUARANTEE FEES DUE GROUP 2:                                             0.00

                                      UCFC
                                UCFC Loan Trust
                                 Series 1996-A

                       Statement  To  Certificateholders


- -------------------------------------------------------------------------------------------------------
Distribution Date:                        May 15, 1996
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------
NET REALIZED LOSSES GROUP 1:                                                                    0.00
NET REALIZED LOSSES GROUP 2:                                                                    0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                                                         0.00

SUBORDINATED AMOUNT:                                                                            0.00



- -------------------------------------------------------------------------------------------------------
DELINQUENT AND                                                                                LOANS
FORECLOSURE LOAN                     30 TO 59        60 TO 89          90 AND OVER             IN
INFORMATION                            DAYS            DAYS                DAYS            FORECLOSURE
- -------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1        1,863,270.34      12,465.63              0.00                0.00
NUMBER OF LOANS                              42              1                 0                   0
- -------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 2          495,332.23           0.00              0.00                0.00
NUMBER OF LOANS                               5              0                 0                   0
- -------------------------------------------------------------------------------------------------------
AGGREGATE PRINCIPAL  BALANCE       2,358,602.57      12,465.63              0.00                0.00
AGGREGATE NUMBER OF LOANS                    47              1                 0                   0
Note:   Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
- -------------------------------------------------------------------------------------------------------


LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                           3
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                             194,581.37

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                           0
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                   0.00




REO LOANS - GROUP 1:                                                                               0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                                       0.00

REO LOANS - GROUP 2:                                                                               0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                                       0.00




BOOK VALUE OF REO PROPERTY:                                                                     0.00
REO PROCEEDS:                                                                                   0.00

REO PROPERTY MATTERS:                                         (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:                                (SEE ATTACHMENTS IF ANY)

                                    Page 10